Robin F. Risser, Chief Financial Officer and Director
Steven Williamson, Chief Technology Officer
Advanced Photonix, Inc.
2925 Boardwalk
Ann Arbor, MI 48104

BY HAND
Advanced Photonix, Inc.
2925 Boardwalk
Ann Arbor, MI 48104
Attn: Richard D. Kurtz, CEO & President
August 31, 2007

Advanced Photonix, Inc. Private Placement of
Class A Common Stock and 2007 Series Warrants
Insider Side Letter re: Registration Rights

Dear Mr. Kurtz:

We the undersigned officers and/or directors of Advanced Photonix, Inc. (the “Company”) have subscribed to participate in the Company’s offering (the “Offering”) of units (each a “Unit” consisting of four (4) shares of the Company’s Class A Common Stock (each a “Share”) and one (1) warrant exercisable for one (1) Share) to a limited number of accredited investors. In connection with such participation, we have executed and delivered to the Company Subscription Agreements and Registration Rights Agreements of even date herewith. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Subscription Agreement.

The Registration Rights Agreements contemplate that the Company will register for resale by the Investors the Shares issued in the Offering and the Shares issuable upon exercise of the warrants on a Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission (the “SEC”). In addition, the Registration Rights Agreements set forth certain penalties in the event such Registration Statement is not effective by the Effectiveness Deadline (as defined in the Registration Rights Agreements).

It is anticipated that the Company will include Shares issued to us in the Offering and Shares issuable to us upon exercise of the warrants (the “Insider Shares”) in such Registration Statement; however, in the event, the Company reasonably believes that it will not obtain SEC approval of the Registration Statement if it includes the Insider Shares, or in the event following the filing of the Registration Statement, the Company receives comments from the SEC which give the Company a reasonable basis to believe that approval of such Registration Statement will be withheld or delayed beyond the Effectiveness Deadline as a result of the inclusion of the Insider Shares, we hereby relieve the Company of any further obligation to register the Insider Shares with the SEC and the Registration Rights Agreements shall have no further force or effect. In such event, we acknowledge that the Insiders Shares will not be registered under the Securities Act of 1933, as amended or any similar law of any other jurisdiction (the “Act”), and we may only sell if an exemption from registration is otherwise available, including an exemption pursuant to Rule 144 promulgated under the Act. We further understand that the exemption from registration under Rule 144 will not be available for at least one (1) year from the date of purchase of the Insider Shares, and even then will not be available unless (i) a public trading market then exists for the Shares of the Company, (ii) adequate information concerning the Company is then available to the public, and (iii) other terms and conditions of Rule 144 are complied with; and that any sale of the Shares may be made only in limited amounts in accordance with such terms and conditions.

Advanced Photonix, Inc.

This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement. The Parties agree that facsimile signatures of this Agreement shall be deemed a valid and binding execution of this Agreement.

Very truly yours,

/s/ Robin F. Risser
Robin F. Risser

/s/ Steven Williamson
Steven Williamson